REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and Investors of Tax-
Managed International Equity Portfolio:
In planning and performing our audit of the
financial statements of Tax-Managed
International Equity Portfolio (the
"Portfolio"), as of and for the year ended
October 31, 2008, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Portfolio's
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Portfolio's internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Portfolio is
responsible for establishing and maintaining
effective internal control over financial
reporting.  In fulfilling this responsibility,
estimates and judgments by management are
required to assess the expected benefits and
related costs of controls.  A portfolio's
internal control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes in
accordance with generally accepted
accounting principles.  A portfolio's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the portfolio; (2) provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of the
portfolio are being made only in accordance
with authorizations of management and
trustees of the portfolio; and (3) provide
reasonable assurance regarding prevention
or timely detection of unauthorized
acquisition, use, or disposition of a
portfolio's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a portfolio's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Portfolio's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Portfolio's internal
control over financial reporting and its
operation, including controls for
safeguarding securities, that we consider to
be a material weakness, as defined above, as
of October 31, 2008.
This report is intended solely for the
information and use of management and the
Trustees of Tax-Managed International
Equity Portfolio and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 15, 2008